Exhibit 23.3

                      Consent of Kirkpatrick & Lockhart LLP

Kirkpatrick & Lockhart LLP's consent to include its opinion to the Registration Statement on Form S-1 of Nexland, Inc. is contained in its opinion attached hereto as Exhibit 5.1